                                                                   EXHIBIT 99.1



NEWS BULLETIN                    RE:        [SIZZLER LOGO]

FROM

The Financial Relations Board            SIZZLER INTERNATIONAL, INC.
       BSMG WORLDWIDE                    6101 W. Centinela Ave., Suite 200
                                         Culver City, CA 90230
                                         (310) 568-0135
                                         NYSE: SZ


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FOR FURTHUR INFORMATION:

AT THE COMPANY:                                       AT THE FINANCIAL RELATIONS BOARD:
Steven R. Selcer          Kim Forster                 Haris Tajyar           Moira Conlon
Vice President and CFO    Vice President, Planning    General Information    Investor/Analyst Contact
(310) 568-0135            (310) 568-0135              (310) 442-0599         (310) 442-0599
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

FOR IMMEDIATE RELEASE
Monday, September 25, 2000


SIZZLER CFO RESIGNS TO JOIN NEW COMPANY OUTSIDE RESTAURANT INDUSTRY

CULVER CITY, CA--SEPTEMBER 25, 2000--SIZZLER INTERNATIONAL, INC. (NYSE: SZ) announced today that Steven R. Selcer will resign his position as Chief Financial Officer effective October 15, 2000 to join a new company outside the restaurant industry. Sizzler has employed a search firm to locate possible candidates for the CFO position.

"We wish Steve the best of luck in his new endeavors outside of the restaurant industry and intend to fill his position with an equally talented CFO as we continue to expand our operations in the U.S. and abroad," said Charles Boppell, President and CEO of Sizzler International.

ABOUT SIZZLER

Sizzler International, Inc. operates, franchises or joint ventures 348 Sizzler restaurants worldwide, 102 KFC restaurants in Queensland, Australia and 9 Oscar's Restaurants in the Southwest.